AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 3, 1997 REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                      UNION TEXAS PETROLEUM HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                       76-0040040
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                        Identification No.)

                 1330 POST OAK BOULEVARD, HOUSTON, TEXAS 77056
         (Address, including zip code, of Principal Executive Offices)

                           VIRGINIA INDONESIA COMPANY
                      EMPLOYEE THRIFT AND RETIREMENT PLAN
                            (Full title of the plan)

                            ALAN R. CRAIN, JR., ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                      UNION TEXAS PETROLEUM HOLDINGS, INC.
                 1330 POST OAK BOULEVARD, HOUSTON, TEXAS 77056
                             (713) 623-6544
                   (Name, address, including zip code, and
         telephone number, including area code of agent for service)

                         --------------------------

                                   copy to:

                                   PAUL DUSHA
                              VICO SERVICES, INC.
                               ONE HOUSTON CENTER
                            1221 MCKINNEY, SUITE 700
                              HOUSTON, TEXAS 77010
                                 (713) 654-7404

                         --------------------------
                      CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                                                 PROPOSED
                                                                PROPOSED          MAXIMUM
                                                 AMOUNT         MAXIMUM          AGGREGATE       AMOUNT OF
                                                  TO BE      OFFERING PRICE      OFFERING       REGISTRATION
  TITLE OF SECURITIES TO BE REGISTERED (1)     REGISTERED     PER SHARE (2)      PRICE (2)           FEE
------------------------------------------------------------------------------------------------------------
 Common Stock, Par Value $.05 Per Share          45,000          $20.75         $933,750.00        $282.95
============================================================================================================

 (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


 (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of a share of the Registrant's Common Stock for June 27, 1997 on the New York Stock Exchange as reported in The Wall Street Journal on June 30, 1997.

================================================================================

                                     PART I

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         This Registration Statement on Form S-8 hereby incorporates by reference the contents of the following documents filed by Union Texas Petroleum Holdings, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997; and

         (c) The description of the Common Stock of the Company, $0.05 par value per share (the "Common Stock") contained in the Registration Statement on Form 8-A (File No. 1-9019) filed with the Commission on August 6, 1987, as amended by Forms 8 filed with the Commission on September 16, 1987 (Amendment No. 1), September 21, 1987 (Amendment No. 2), and September 24, 1987 (Amendment No. 3) pursuant to Section 12 of the Exchange Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents so incorporated by reference. Statements contained in the foregoing documents incorporated by reference shall be deemed to be modified or superseded hereby to the extent that statements contained in this Prospectus, or in any subsequently filed documents that are amendments hereto or that are incorporated herein by reference, shall modify or replace such statements.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

         Article VI of the Bylaws of the Company provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. In addition, the Bylaws provide for indemnification against expenses incurred by a director or officer to be paid by the Company at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company. The Bylaws further provide for a contractual cause of action on the part of directors and officers of the Company for indemnification claims which have not been paid by the Company.

         Article VII of the Company's Restated Certificate of Incorporation limits under certain circumstances the liability of the Company's directors for a breach of their fiduciary duty as directors. It does not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law) or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

        Exhibit
Number           Description
------           -----------

  15.1           Independent Accountants' Awareness Letter.

  23.1           Consent of Price Waterhouse LLP.

  24.1           Power of Attorney (included in signature page).

  99.1           Virginia Indonesia Company Employee Thrift and Retirement Plan.

         In addition, the registrant hereby undertakes to submit the Virginia Indonesia Company Employee Thrift and Retirement Plan to the Internal Revenue Service (the "IRS") in a timely manner and will make any and all changes as may be required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of July, 1997.

                                       UNION TEXAS PETROLEUM HOLDINGS, INC.
                                       (Registrant)


                                       By:   /s/ Donald M. McMullan
                                             ----------------------------------
                                       Name:       Donald M. McMullan
                                       Title:      Vice President and Controller


                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Union Texas Petroleum Holdings, Inc. (the "Company") hereby constitutes and appoints Larry D. Kalmbach, Alan R. Crain, Jr. and Donald M. McMullan and each or any one of them (with full power to each of them to act alone), his true and lawful attorney-in- fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on July 1, 1997.

               SIGNATURE                                       TITLE
               ---------                                       -----
/s/ John L. Whitmire                        Chairman of the Board and Chief Executive
----------------------------------------    Officer (Principal Executive Officer)
John L. Whitmire

/s/ Larry D. Kalmbach                       Vice President and Chief Financial
----------------------------------------    Officer (Principal Financial Officer)
Larry D. Kalmbach

/s/ Donald M. McMullan                      Vice President and Controller
----------------------------------------    (Principal Accounting Officer)
Donald M. McMullan

/s/ Glenn A. Cox                            Director
----------------------------------------
Glenn A. Cox


/s/ Edward A. Gilhuly                       Director
----------------------------------------
Edward A. Gilhuly


/s/ James H. Greene, Jr.                    Director
----------------------------------------
James H. Greene, Jr.

/s/ Henry R. Kravis                         Director
----------------------------------------
Henry R. Kravis


/s/ Michael W. Michelson                    Director
----------------------------------------
Michael W. Michelson


/s/ Wylie Bernard Pieper                    Director
----------------------------------------
Wylie Bernard Pieper


/s/ Stanley P. Porter                       Director
----------------------------------------
Stanley P. Porter


/s/ George R. Roberts                       Director
----------------------------------------
George R. Roberts


/s/ Richard R. Shinn                        Director
----------------------------------------
Richard R. Shinn


/s/ Sellers Stough                          Director
----------------------------------------
Sellers Stough

                                  SIGNATURES

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee (which administers the subject plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 1, 1997.


                                 Virginia Indonesia Company Employee Thrift and Retirement Plan

                                 By: /s/ Terry N. Quinn
                                     ------------------------------------------
                                 Name: Terry N. Quinn
                                      -----------------------------------------
                                 Title: Vice President and CFO
                                       ----------------------------------------

                                 EXHIBIT INDEX

EXHIBIT
NUMBER
------



 15.1     Independent Accountants' Awareness Letter

 23.1     Consent of Price Waterhouse LLP

 24.1     Power of Attorney (included in signature page).

 99.1     Virginia Indonesia Company Employee Thrift and Retirement Plan.